Exhibit 99.1

Acer Therapeutics Reports Q1 2021 Financial Results and Provides Corporate Update

NEWTON, MA – May 17, 2021 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs, today reported financial results for the first quarter ended March 31, 2021 and provided an update on the Company’s recent corporate developments.

“We made significant progress in advancing our pipeline programs and strengthening our balance sheet in Q1 2021,” said Chris Schelling, CEO and Founder of Acer. “Regarding ACER-001, we executed the Collaboration and License Agreement with Relief Therapeutics; we conducted a pre-NDA meeting with the FDA and are awaiting FDA meeting minutes; and we remain on track to submit an NDA in mid-2021 for ACER-001 as a treatment for UCDs, provided that no additional data are requested by the FDA and we reach agreement on the Pediatric Study Plan (PSP). In addition, we conducted a Type B meeting with the FDA to discuss our proposed path forward for EDSIVO™, and our dialogue is ongoing. We continue to prepare and target an IND submission for ACER-801 (osanetant) in late Q3 2021. Finally, we continue to seek non-dilutive capital to advance development of ACER-2820 (emetine).”

Q1 2021 and Recent Highlights

•	ACER-001
o	Announced in February 2021 topline results from Acer’s bioequivalence trial in which ACER-001 showed similar relative bioavailability compared to BUPHENYL® (sodium phenylbutyrate) under fed conditions
o

Announced in March 2021 that Acer and Relief Therapeutics Holding AG (Relief) entered into a Collaboration and License Agreement (Collaboration Agreement) for worldwide development and commercialization of ACER-001. Under the terms of the agreement, Relief has paid Acer $20 million, and will pay Acer up to an additional $21 million in development expense reimbursement and milestones plus royalties in exchange for net profit share and territory rights

o	Conducted a Type B pre-New Drug Application (NDA) meeting with the U.S. Food and Drug Administration (FDA) – awaiting FDA meeting minutes
•	EDSIVO™ (celiprolol)
o

Conducted a Type B meeting with the FDA to discuss Acer’s proposed plan to collect additional data with the goal of providing further evidence in support of celiprolol’s potential benefit in treating COL3A1-positive vEDS patients – awaiting FDA meeting minutes

•	ACER-801 (osanetant)
o	Continued to advance development activities in support of an Investigational New Drug Application (IND) submission

4811-5749-0235.v1

•	Corporate
o

Hired Bill DeVincenzi in March 2021 as Vice President, Quality. Mr. DeVincenzi brings to Acer 29 years of experience in quality assurance, supporting the development and commercialization of several small-molecule pharmaceuticals across a wide spectrum of dosage forms

o

Ended Q1 2021 with $15.9 million in cash and cash equivalents. Acer believes its cash and cash equivalents available as of March 31, 2021, plus up to $20.0 million of Development Payments per the Collaboration Agreement with Relief, are sufficient to fund its currently anticipated operating and capital requirements into mid-2022, excluding support for a planned osanetant clinical trial

Anticipated Milestones

•	ACER-001
o	Q2 2021: Awaiting minutes from the Type B pre-NDA meeting with the FDA
o

Mid-2021: ACER-001 NDA submission for treatment of patients with Urea Cycle Disorders (UCDs) is anticipated in mid-2021, provided that no additional data are requested by the FDA and ongoing development activities are successfully completed (including evaluation of product stability data and reaching agreement on the Pediatric Study Plan (PSP))

•	EDSIVO™
o	Q2 2021: Awaiting minutes from the Type B meeting with the FDA
•	ACER-801 (osanetant)
o	Q3 2021: IND submission for osanetant is anticipated in late Q3 2021
o

Q4 2021: Clinical trial initiation is expected in late Q4 2021 designed to evaluate osanetant’s PK/PD and safety and to identify the optimal dosing strategy for future efficacy studies in patients with induced Vasomotor Symptoms (iVMS), dependent upon successful IND submission and clearance, and subject to additional capital

•	ACER-2820 (emetine)
o

Ongoing: The Company believes that most of the emetine IND-enabling work is complete. Further advancement of the emetine program for treatment of certain infectious diseases, including COVID-19, is dependent on Acer’s ability to raise non-dilutive capital

Q1 2021 Financial Results

Cash position. Cash and cash equivalents were $15.9 million as of March 31, 2021, compared to $5.8 million as of December 31, 2020. Acer believes its cash and cash equivalents available as of March 31, 2021, plus up to $20.0 million of Development Payments per the Collaboration Agreement with Relief, are sufficient to fund its currently anticipated operating and capital requirements into mid-2022, excluding support for a planned osanetant clinical trial.

Revenue. Acer recognized revenue of $4.0 million during the three months ended March 31, 2021, related to the license of intellectual property as part of the Collaboration Agreement signed during the quarter.

Research and Development Expenses. Research and development expenses were $2.0 million for the three months ended March 31, 2021, as compared to $2.3 million for the three months ended March

31, 2020. An increase in employee-related expenses, which was driven by bonuses expensed during the quarter, was offset by a decrease in expenses for contract research and contract manufacturing, as well as an offset of $0.3 million associated with the recognition of collaboration funding from the Collaboration Agreement with Relief. Research and development expenses for the three months ended March 31, 2021 were comprised of $1.2 million related to ACER-001 offset by $0.3 million of collaboration funding, $0.5 million related to osanetant, $0.4 million related to emetine, and $0.2 million related to other development activities.

General and Administrative Expenses. General and administrative expenses were $3.5 million for the three months ended March 31, 2021, as compared to $2.6 million for the three months ended March 31, 2020. This increase of $0.9 million was primarily due to an increase in employee-related expenses, driven by bonuses expensed during the quarter, partially offset by a decrease in expenses related to precommercial activities.

Net Loss. Net loss for the three months ended March 31, 2021 was $1.5 million, or $0.11 net loss per share (basic and diluted), compared to a net loss of $4.9 million, or $0.49 net loss per share (basic and diluted), for the three months ended March 31, 2020.

For additional information, please see Acer’s Quarterly Report on Form 10-Q filed today with the SEC.

About Acer Therapeutics Inc.

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. Acer’s pipeline includes four programs: ACER-001 (sodium phenylbutyrate) for the treatment of various inborn errors of metabolism, including urea cycle disorders (UCDs) and Maple Syrup Urine Disease (MSUD); EDSIVO™ (celiprolol) for the treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; ACER-801 (osanetant) for the treatment of induced Vasomotor Symptoms (iVMS); and ACER-2820 (emetine), a host-directed therapy against a variety of infectious diseases, including COVID-19. Each of Acer’s product candidates is believed to present a comparatively de-risked profile, having one or more of a favorable safety profile, clinical proof-of-concept data, mechanistic differentiation and/or accelerated paths for development through specific programs and procedures established by the FDA. In March 2021, Acer entered into a Collaboration and License Agreement with Relief Therapeutics for worldwide development and commercialization of ACER-001. For more information, visit www.acertx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, timelines, future financial position, future revenues, projected expenses, regulatory submissions, actions or approvals, cash position, liquidity, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the potential for our product candidates to safely and effectively treat diseases and to be approved for marketing; the commercial or market opportunity of any of our product candidates in any target indication and any territory; our ability to secure the additional capital necessary to fund our various product candidate development programs; the adequacy of our capital to support our future operations and our ability to successfully fund, initiate and complete clinical trials and regulatory submissions; the ability to protect our intellectual property rights; our strategy and business focus; and the development, expected timeline and commercial potential of any of our product candidates. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to fund our various product candidate development programs and to meet our business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by our intellectual property, the substantial costs and diversion of management’s attention and resources which could result from pending securities litigation, risks related to the drug development and the regulatory approval process, including the timing and requirements of regulatory actions, and the impact of competitive products and technological changes. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K. You may access these documents for no charge at http://www.sec.gov.

Investor Contact:

Hans Vitzthum

LifeSci Advisors

Ph: 617-430-7578

hans@lifesciadvisors.com

Jim DeNike

Acer Therapeutics Inc.

Ph: 844-902-6100

jdenike@acertx.com

ACER THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020

Revenue	$3,998,133	$—

Operating expenses:
Research and development	2,005,905	2,322,905
General and administrative	3,514,141	2,648,551
Loss from operations	(1,521,913)	(4,971,456)

Other income (expense), net:
Interest and other income (expense), net	(40,163)	25,742
Foreign currency transaction gain (loss)	48,904	(2,993)
Total other income (expense), net	8,741	22,749

Net loss	$(1,513,172)	$(4,948,707)

Net loss per share - basic and diluted	$(0.11)	$(0.49)

Weighted average common shares outstanding - basic and diluted	14,139,916	10,097,107

SELECTED BALANCE SHEET DATA (Unaudited):

	March 31,	December 31,
	2021	2020

Cash and cash equivalents	$15,900,297	$5,761,568

Accounts receivable	$10,000,000	$—

Prepaid expenses and other current assets	$10,507,161	$679,461

Property and equipment, net	$120,769	$130,081

Total assets	$44,510,898	$14,613,688

Deferred collaboration funding	$20,715,764	$—

Total liabilities	$34,101,253	$6,389,354

Total stockholders’ equity	$10,409,645	$8,224,334

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